SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 14, 2001
                        ---------------------------------
                        (Date of earliest event reported)

                               SAFETY-KLEEN CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                 001-8368                  51-0228924
           (State of          (Commission File No.)        (IRS Employer
            Incorporation)                             Identification No.)


                         1301 Gervais Street, Suite 300,
                         Columbia, South Carolina 29201

          (Address of principal executive offices, including zip code)


                                 (803) 933-4200
             ------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                   -----------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

On August 14, 2001 the registrant issued the press release filed with this Current Report on Form 8-K as Exhibit 99.1. The information contained in Exhibit
99.1 is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.     Description
-----------     ------------------------------------------------------

99.1            Press Release issued August 14, 2001 (Filed herewith.)



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SAFETY-KLEEN CORP.



Date:  August 15, 2001              By:  /s/ Larry W. Singleton
                                         -------------------------------
                                         Larry W. Singleton
                                         Senior Vice President of Finance and
                                         Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit No.                Description

99.1     Press Release issued August 14, 2001 (Filed herewith.)

                                  Exhibit 99.1


FOR IMMEDIATE RELEASE                     Media Contact: John Kyte or Wade Gates
August 14, 2001                                                     803-933-4224

             SAFETY-KLEEN ANNOUNCES NEW CHAIRMAN, CEO AND PRESIDENT

COLUMBIA, SC - Safety-Kleen Corp. today announced the appointment of Mr. Ronald
A. Rittenmeyer of Plano, TX, to the positions of Chairman, Chief Executive Officer and President of the Company. Mr. Rittenmeyer has been a member of the Safety-Kleen Board of Directors since April 2001.

Mr. Rittenmeyer's appointment is subject to approval by the U.S. Bankruptcy Court and fulfillment of Safety-Kleen's obligations pursuant to his employment contract. A motion requesting approval has been filed and is expected to be heard on August 21, 2001. In the interim, Mr. Rittenmeyer will work closely with the Company's existing management team in a non-executive capacity.

"This is an honor and an opportunity," Rittenmeyer said. "Safety-Kleen is the nation's preeminent provider of hazardous and industrial waste management services, and I look forward to the challenge of moving the reorganization process forward in an expeditious manner."

David E. Thomas, Jr., Safety-Kleen's current Chairman and CEO, and Grover C. Wrenn, the current COO and President, support the senior management change and will transition from their management positions back to the Company's Board of Directors. Mr. Thomas and Mr. Wrenn will serve as non-executive Vice Chairmen of the Board of Directors, providing specialized expertise and counsel to Mr. Rittenmeyer on on-going divestiture, litigation and environmental matters.

During its recent meeting, the Safety-Kleen Board of Directors commended Mr. Thomas and Mr. Wrenn for their efforts in stabilizing and managing the Company during the past 18 very difficult months.

"Grover and I have appreciated the Board's support, guidance and tireless efforts on behalf of Safety-Kleen," said Thomas. "We welcome Ron Rittenmeyer to his new role and look forward to assisting him in the reorganization of the Company."

Mr. Rittenmeyer's business career spans almost 30 years and includes executive positions with Frito-Lay Inc., PepsiCo Foods International and, most recently, AmeriServe, a $10 billion food service company. Mr. Rittenmeyer joined AmeriServe as President and CEO following the company's filing for Chapter 11 bankruptcy protection in 2000. Under Mr. Rittenmeyer's leadership, AmeriServe's bankruptcy case was successfully resolved in just 10 months. Mr. Rittenmeyer is currently the plan administrator for AFD Fund, the post-confirmation estate of AmeriServe.

                                     -more-


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Page 2

Prior to working with AmeriServe, Mr. Rittenmeyer served as Chairman, President and CEO of RailTex, Inc., in San Antonio, TX, as President and COO of Ryder TRS, Inc. (a nationwide truck rental business which had been divested from Ryder System, Inc.) in Denver, CO, as a Principal with Jay Alix & Associates, a nationwide business turn-around firm, and as President and COO of Merisel (a distributor of high tech equipment and software) in El Segundo, CA. He has served on the Board of Directors of AmeriServe, RailTex, Ryder TRS, Groceryworks.com, and Merisel. He currently serves as a Trustee to the Greenhill School in Dallas, Texas.

Mr. Rittenmeyer received his MBA from Rockhurst University in Kansas City, Missouri. He is also a graduate of Wilkes University, in Wilkes-Barre, Pennsylvania, where he received a B.S. in Commerce and Economics.

Safety-Kleen also filed yesterday, with the support of its lenders, a motion in the U.S. Bankruptcy Court in Delaware for an extension of the period of time during which the Company has the exclusive right to file a reorganization plan. The proposed extension would extend through January 31, 2002.

Based in Columbia, South Carolina, Safety-Kleen Corp. is the largest industrial and hazardous waste management company in North America, serving more than 400,000 customers in the U.S. and Canada. The Company and 73 of its U.S. subsidiaries filed for protection under Chapter 11 of the U.S. Bankruptcy Code in June 2000.

Private Securities Litigation Reform Act:
----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include court approval of the proposed management transition; risks associated with emergence from Chapter 11 bankruptcy protection; continued productive relations with creditors; resolution of outstanding financial assurance issues; the continued availability of credit; changes in demand for the Company's services; and competition.

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